                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            RMH Teleservices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                           [RMH Teleservices, Inc.]

                            RMH TELESERVICES, INC.
                               40 Morris Avenue
                              Bryn Mawr, PA 19010

                   Notice of Annual Meeting of Shareholders
                            to Be Held on Thursday
                                 March 2, 2000

To the Shareholders:

  The Annual Meeting of Shareholders of RMH Teleservices, Inc. (the "Company") will be held at 10:00 A.M. on Thursday, March 2, 2000 at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010 for the following purposes:

  1. To elect two Directors who shall hold office until the 2003 Annual Meeting of Shareholders.

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000.

  3. To consider and act upon a proposal to amend the Company's 1996 Stock Incentive Plan (the "Plan") to increase the number of shares of the Company's common stock available for grants under the Plan from 950,000 to 1,450,000.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on January 27, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof.

  Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy. In any event, you remain entitled to revoke your proxy at any time before it is exercised. A copy of the Company's Annual Report is also enclosed.

                                          Sincerely,

                                          Michael J. Scharff
                                          Secretary

Bryn Mawr, Pennsylvania
January 28, 2000

                            RMH TELESERVICES, INC.
                               40 Morris Avenue
                         Bryn Mawr, Pennsylvania 19010

                               ----------------

                                PROXY STATEMENT

                               ----------------

                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010 at 10:00 AM on Thursday, March 2, 2000. Only shareholders of record on January 27, 2000 will be entitled to notice of, and to vote at, the Meeting. Each share of the Company's common stock, without par value (the "Common Stock"), outstanding on the record date is entitled to one vote on each matter to be considered.

  This Proxy Statement, the foregoing notice and the accompanying proxy are first being mailed to shareholders on or about January 28, 2000.

  The Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board in the election of two Directors each of whose term of office will extend until the 2003 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year ending September 30, 2000 ("Fiscal 2000") and "FOR" the amendment to the 1996 Stock Incentive Plan (the "Plan") to increase the number of shares available for grants under the Plan from 950,000 to 1,450,000.

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Quorum And Voting

  At the close of business on January 27, 2000, the record date, the Company had outstanding 8,366,721 shares of Common Stock.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be voted upon at the Meeting will constitute a quorum as to each such matter. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

  In the election of Directors, the two nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the Meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by holders of shares entitled to vote thereon. For purposes of determining the number of votes cast with respect to the proposal to ratify the selection of independent public accountants and the proposal to amend the 1996 Stock Incentive Plan to increase the number of shares of Common Stock available for grants under the Plan, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. In the election of Directors, shareholders shall not have cumulative voting rights.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, Directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged StockTrans, Inc., the registrar and transfer agent for the Common Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay StockTrans, Inc. approximately $3,000 for these services.

                              SECURITY OWNERSHIP

  The following table shows information concerning the beneficial ownership of the Common Stock as of January 27, 2000 by (i) each Director and nominee, (ii) each Named Executive Officer (as defined below) of the Company, (iii) all Directors and executive officers as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission ("SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power as well as any shares which the person has the right to acquire within 60 days after January 27, 2000 through the exercise of any stock option or otherwise.

                                            Number of Shares      Percent of
 Executive Officers, Directors and          of Common Stock      Common Stock
 Beneficial Owners                         Beneficially Owned Beneficially Owned
 ---------------------------------         ------------------ ------------------
Advanta Partners LP(1)...................      2,658,456            31.77%
Gary H. Neems(1)(2)......................      2,658,456            31.77%
Mitchell L. Hollin(1)(3).................      2,658,456            31.77%
Herbert Kurtz............................         14,500               *
Derek Lubner(4)..........................          9,000               *
David P. Madigan.........................          9,000               *
MarySue Lucci(5).........................      1,834,135            21.92%
Raymond J. Hansell(5)....................      1,834,135            21.92%
John A. Fellows(6).......................        127,500             1.52%
Noah S. Asher............................         19,000               *
Michael J. Scharff.......................         32,000               *
Robert M. Berwanger......................         41,500               *
Paul J. Burkitt..........................         17,000               *
All Executive Officers and Directors as a
 Group
 (10 persons)(2)(3)(4)(5)................      2,902,956            34.70%

--------
 * Less than 1%

(1) The address of Advanta Partners LP ("Advanta Partners") is Welsh & McKean Roads, P.O. Box 844, Spring House, PA 19477-0844.

(2) Includes 2,658,456 shares of Common Stock owned by Advanta Partners, of which Mr. Neems is a Managing Director. Mr. Neems disclaims beneficial ownership of these shares.

(3) Includes 2,658,456 shares of Common Stock owned by Advanta Partners, of which Mr. Hollin is a Managing Director. Mr. Hollin disclaims beneficial ownership of these shares.

(4) Mr. Lubner is the nominee of Glengar International Investments Limited ("Glengar") pursuant to a shareholders' agreement. As of January 27, 2000, Glengar was the beneficial owner of 126,315 shares of Common Stock. Mr. Lubner disclaims beneficial ownership of these shares.

(5) Mr. Hansell and Ms. Lucci are husband and wife. Includes 900,712 shares of Common Stock owned directly by Mr. Hansell, 909,000 shares owned directly by Ms. Lucci and 24,423 shares owned by the children of Mr. Hansell and Ms. Lucci. Their address is 30 Darby Road, Paoli, Pennsylvania 19301.

(6) Pursuant to the terms of Mr. Fellow's employment agreement, on April 20, 1999 he was granted a total of 100,000 shares of the Company's restricted Common Stock which vests at a rate of 20,000 shares per year on each of September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002, and September 8, 2003, provided he remains employed with the Company on such dates.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

The Board of Directors

  The bylaws of the Company provide for the Board to consist of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, Directors are elected for a full term of three years to succeed Directors whose terms are expiring. The Board has nominated Mitchell
L. Hollin and David P. Madigan to serve as Directors until their respective successors in office have been duly qualified and elected. Messrs. Hollin and Madigan currently serve as Directors and have indicated a willingness to continue to serve as Directors. Mr. Hollin was elected a Director to fill the unexpired term of William A. Rosoff, who resigned as a Director of the Company effective February 1999. In the event that Mr. Hollin and Mr. Madigan become unavailable to accept nomination or election as a Director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.

  Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Mr. Hollin and Mr. Madigan.

  Set forth below, with respect to each nominee for Director and each Director continuing in office, is the name and age of such nominee or Director, the time period during which he or she has served as a Director of the Company and his or her principal occupation or employment and business affiliations at present and during the past five years.

Nominees For Terms Expiring in 2003

  MITCHELL L. HOLLIN, age 37, was elected to the Board in February 1999 to fill the unexpired term of William A. Rosoff, who resigned from the Board in February 1999. Mr. Hollin also served as a member of the Board from May 1996 to September 1997. Mr. Hollin has been a Managing Director of Advanta Partners, the venture capital affiliate of Advanta Corp. ("Advanta"), since its founding in May 1994. Prior to that time, Mr. Hollin was a Partner and Vice President of Cedar Point Partners LP, an independent private equity investment firm, which he joined in 1991.

  DAVID P. MADIGAN, age 60, was elected as a Director of the Company effective September 1996. Since September 1999, Mr. Madigan has served as Senior Vice President of AIG Marketing, Inc. From October 1994 to September 1999 Mr. Madigan served as Senior Vice President and Chief Operations Officer of Personal Lines Direct Marketing Operations for CNA Insurance Companies. Until he joined CNA in October 1994, Mr. Madigan served as a Senior Vice President of Mutual Assurance Company, an underwriter of property and casualty insurance. From March 1992 to October 1994, Mr. Madigan also served as President and Chief Executive Officer of American Loyalty Insurance Company, a wholly-owned subsidiary of Mutual Assurance Company.

  The Board recommends a vote FOR the nominees listed above.

Directors Continuing in Office

 Term Expiring 2002

  DEREK LUBNER, age 38, was elected to the Board in May 1996 as the nominee of Glengar International Investments Limited. Since November 1999, Mr. Lubner has served as the Marketing and Strategic Director for Commerce One, Inc., an electronic procurement solutions company. From August 1998 to November 1999, Mr. Lubner served as a business and strategy consultant for African Media Entertainment. From June 1995 to August 1998, Mr. Lubner managed the marketing operations of a leisure business based in England. From June 1993 to

June 1995, Mr. Lubner served as a Director of Two Heads Publishing, a book publisher based in England. Prior to joining Two Heads Publishing, Mr. Lubner served as marketing coordinator of Belron International, a windshield replacement company headquartered in England.

  JOHN A. FELLOWS, age 35, joined the Company as Chief Executive Officer in September 1998 and was elected to the Board in December 1998 to fill the unexpired term of Raymond J. Hansell, who resigned from the Board in December 1998. Prior to joining the Company, Mr. Fellows was President of Telequest Teleservices ("Telequest"), an Arlington, Texas based teleservices company, from April 1997 to August 1998. While President of Telequest, Mr. Fellows had responsibility for a business with ten call centers and was involved in the refocusing of Telequest's historical product offerings, including the inbound portfolio of its teleservices business. From April 1993 to April 1997, Mr. Fellows was employed by Paging Network, Inc. ("PageNet"). During his four-year tenure with PageNet, Mr. Fellows served as Vice President and General Manager. Before joining PageNet, Mr. Fellows held various management positions at Pepsico, Inc.

 Term Expiring in 2001

  HERBERT KURTZ, age 73, was elected a Director of the Company effective September 1996. Mr. Kurtz was elected Chairman of the Board in February 1999. Since January 1997, Mr. Kurtz has held the position of Administrator with Cynwyd Investments ("Cynwyd"), a real estate management and development firm that has sold its principal assets. From July 1996 until December 1996, he was an independent consultant. From 1984 until July 1996, Mr. Kurtz was the Chief Operating Officer of Cynwyd. From 1983 until joining Cynwyd in 1984, Mr. Kurtz was a partner in Asher & Company Ltd., the Company's independent auditors prior to its fiscal year ended September 30, 1996 ("Fiscal 1996"). Mr. Kurtz no longer has any affiliation with Asher & Company Ltd. From 1981 to 1983, Mr. Kurtz was Chairman and Chief Executive Officer of Ups 'n Downs, a retail clothing firm and subsidiary of Tootal Ltd., a company listed on the London Stock Exchange. From 1961 to 1980, Mr. Kurtz served in a number of executive positions, in latter years as Chief Operating Officer and Director with Rockower Brothers, Inc., a retail clothing firm then listed on the New York Stock Exchange.

  GARY H. NEEMS, age 46, was elected as a Director of the Company in September 1997. Mr. Neems has been a Managing Director of Advanta Partners since May 1995. From August 1993 until he joined Advanta Partners, Mr. Neems was Managing Director of Clipper Capital Partners, LP, a private equity investment firm. Prior to that time, Mr. Neems was a Managing Director at Equitable Capital Management Corp., a financial services firm.

Voting Agreement

  Raymond J. Hansell, MarySue Lucci (collectively, the "Founders") and Advanta Partners entered into a voting agreement in 1996 which became effective upon the completion of the Company's initial public offering in September 1996 (the "Voting Agreement"). The Voting Agreement provides that each of Advanta Partners, on the one hand, and the Founders, on the other hand, agrees to vote for two nominees of the other to the Board. Each party's rights under the Voting Agreement terminate when such party's ownership of Common Stock of the Company becomes less than 25% of such party's ownership upon the completion of the initial public offering.

Meetings of The Board of Directors And Committees

  The Board held a total of nine meetings during the fiscal year ended September 30, 1999 ("Fiscal 1999"). In addition, the Board adopted resolutions by unanimous consent six times during Fiscal 1999. Each member of the Board attended at least 75% of the meetings of the Board during Fiscal 1999. Mr. Lubner is not a member of any standing committees of the Board.

  The Board has an Audit Committee, a Compensation Committee and an Administrative Committee.

  The Audit Committee of the Board presently consists of Messrs. Neems, Kurtz and Madigan. It held one meeting during Fiscal 1999. The Audit Committee recommends the engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board presently consists of Messrs. Hollin, Neems, Kurtz and Madigan. It held one meeting during Fiscal 1999. The Compensation Committee reviews and recommends compensation and compensation changes for executives of the Company and members of the Board.

  The Administrative Committee of the Board is a subcommittee of the Compensation Committee and is responsible for granting options to purchase Common Stock under the 1996 Stock Incentive Plan to all participants in the 1996 Stock Incentive Plan other than the members of the Administrative Committee. It presently consists of Messrs. Madigan and Kurtz. It held one meeting during Fiscal 1999 and adopted resolutions by unanimous consent thirteen times during Fiscal 1999.

  There are no other standing committees of the Board.

Compensation of Directors

  The Company's Directors, other than Messrs. Kurtz, Neems, Hollin and Fellows, are entitled to receive a fee of $2,500 for attendance at each quarterly meeting and a fee of $750 for attendance at each special meeting of the Board. While in office, each Director other than Messrs. Kurtz, Neems, Hollin and Fellows, will be awarded options to purchase 2,000 shares of Common Stock during each fiscal year. Beginning in Fiscal 1999, Mr. Kurtz is entitled to receive an annual fee of $40,000 and options to purchase 4,000 shares of Common Stock during each fiscal year for his service as Chairman of the Board and his participation in the Audit Committee, Compensation Committee and Administrative Committee.

                                  PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for Fiscal 2000 and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify this appointment, the Board will reconsider its selection. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  The Board recommends a vote FOR Proposal 2.

                                  PROPOSAL 3

                    AMENDMENT TO 1996 STOCK INCENTIVE PLAN

General; Purpose

  The Board of Directors adopted, subject to shareholder approval, and now recommends for approval by the shareholders, amendments to the 1996 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock available for grants of Options or Awards (as defined in the Plan) under the Plan from 950,000 to 1,450,000. The following is a brief summary of the Plan as modified by the proposed amendments. This summary is qualified in all respects by the text of the Plan, attached hereto as Appendix A.

  The Plan is designated the RMH Teleservices, Inc. 1996 Stock Incentive Plan.

  Under the Plan, the Company may grant options to purchase shares, with or without related stock appreciation rights ("SARs"), or may make grants of shares ("Awards"), which may or may not be subject to restrictions, to certain participants. Options granted under the Plan may be either non-qualified stock options ("Non-Qualified Options") or options intended to qualify as "incentive stock options" under Section 422 of the Code ("Incentive Options" and, together with the Non-Qualified Options, the "Options").

Purpose of the Plan

  The purpose of the Plan is to advance the interests of the Company, its shareholders and its subsidiaries by providing selected directors, employees, consultants and advisors, upon whom the Company's sustained growth and financial success depend, to acquire or increase their proprietary interest in the Company through receipt of rights to acquire Common Stock and through transfers or issuances of Common Stock.

Amount of Common Stock Subject to Options and Grants of Restricted Shares Under the Plan

  The Plan provides for the grant of Options and Awards covering an aggregate of 1,450,000 shares of the Common Stock, assuming approval of the amendments being submitted for shareholder approval at the Meeting. The number of shares of Common Stock subject to Options and grants of Common Stock is subject to adjustment to reflect changes in the Company's capitalization. Any Common Stock subject to an Option that is not exercised prior to expiration or that otherwise terminates or which have been conveyed back to the Company pursuant to the terms of the Award under which they were granted will thereafter be available for further grant under the Plan. As of January 28, 2000, grants of Options covering an aggregate of 887,725 shares of Common Stock were outstanding under the Plan.

Administration of the Plan

  The Plan is administered by a committee or committees designated by the Board of Directors or by the Board of Directors itself in its administrative capacity with respect to the Plan (any committee of the Board of Directors with administrative responsibility with respect to the Plan, or the Board of Directors itself, as the case may be, is referred to as the "Committee"). Subject to the conditions set forth in the Plan, the Committee has full and final authority to determine the number of Options or Awards granted, the individuals to whom and the time or times at which such Options or Awards shall be granted and be exercisable, the exercise prices (including vesting) and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary; provided, that no more than 100,000 shares of Common Stock may be subject to Options granted to any individual employee in any one calendar year. The Committee also will, in its discretion, determine whether to grant any SARs in conjunction with any Option granted under the Plan, subject to the requirement that each SAR relates to a specific Option granted under the Plan and is granted concurrently with such Option. The number of SARs granted to any Option holder may not exceed the number of shares of Common Stock which such Option holder is entitled to purchase pursuant to the related Option.

Participants

  Options and Awards may be granted under the Plan to any person who is a director, employee, consultant or advisor of the Company.

Option Exercise Price

  The exercise price of each Non-Qualified Option granted under the Plan may be less than, equal to, or greater than the fair market value of a share of Common Stock on the date the Option is granted. The exercise price of each Incentive Option granted under the Plan shall be determined by the Committee and shall be at least 100% of the fair market value of a share of Common Stock on the date the Option is granted (or at least 110% if the recipient owns, directly or by attribution under the Code, shares of Common Stock having 10% of the total combined voting power of all classes of shares of the Company ("10% Shareholder") or any subsidiary of the Company). The payment of the exercise price of an Option may be made in cash or shares, as more fully described under "Exercise of Options."

  Fair market value shall be determined by the Committee in accordance with the Plan and such determination shall be binding upon the Company and upon the holder.

Term of Options

  Incentive Options may be granted for a term of up to ten years (five years in the case of a grant to a 10% Shareholder), which may extend beyond the term of the Plan.

Exercise of Options

  The terms governing exercise of Options granted under the Plan shall be determined by the Committee, which may limit the number of Options exercisable in any period.

  Payment of the exercise price upon exercise of an Option may be made in cash or certified or cashier's check or by any other means, including a combination of cash and Common Stock and the automatic application of Common Stock received upon exercise of an Option to satisfy the exercise price of additional Options, to the extent permitted by the Committee. Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such Common Stock on the date of delivery. Nevertheless, the Committee reserves the right to impose from time to time such limitations and prohibitions on the use of the shares of Common Stock to exercise an Option as it deems appropriate.

Non-Transferability

  Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution or as otherwise determined by the Committee and specified in the grant documents governing the Options (each an "Option Document").

Conditions on Exercise; Forfeiture

  The Committee may specify in any Option Document and in any agreement governing the terms of an Award (an "Award Agreement") any conditions under which the recipient of such Option or Award may be required to forfeit the shares of Common Stock covered by such Option or Award upon termination of the recipient's employment or other conditions.

Amendment and Termination of the Plan

  The Committee may at any time and from time to time amend, suspend or terminate the Plan, but may not, without the approval, within twelve months before or after such action, of the shareholders of the Company representing a majority of the voting power, change the class of individuals eligible to receive an Incentive Option or increase the maximum number of shares subject to Options or Awards that may be granted under the Plan.

  The Committee, in its sole discretion, may amend the Plan and any outstanding Option or Award if such amendment is to eliminate any provision that it determines is no longer required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to provide the recipient of such grant an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder.

Change in Control

  In the event of a change in control, as defined in the Plan, the Committee may take whatever actions it deems necessary or desirable with respect to any outstanding Options which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty days after notice of such acceleration is given to the Option holders, or (b) the exercisability of the Option. Notwithstanding the foregoing, in the event of a change in control, Options granted pursuant to the Plan will become automatically exercisable in full but only with respect to those Option holders who, in the good faith determination of the Board, are likely to have their relationship with the Company or any Affiliate (as defined in the Plan) terminated as a result of such change in control.

Effective Date and Term of the Plan

  The Company's shareholders originally approved the Plan on August 20, 1996 and the Plan became effective on August 20, 1996. The effective date of the Plan, as amended and restated, is January 18, 2000 provided the amendment to increase the number of shares of Common Stock available for grants under the Plan from 950,000 to 1,450,000 is approved by the Company's shareholders. Incentive Options may not be granted after August 19, 2006.

Terms of Award

  The Committee will determine the terms and conditions, if any, applicable to Awards, which may include a period during which the Common Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise determined by the Committee, a recipient of a Common Stock award will have the same rights as an owner of Common Stock, including the right to receive cash distributions and to vote the Common Stock.

Market Value of the Common Stock

  The closing sale price of the Common Stock on the Nasdaq Stock Market's National Market on January 25, 2000 was $6.25 per share.

Certain Federal Income Tax Consequences

  The Plan is not subject to the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended.

  Incentive Options. With respect to Incentive Options granted under the Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an Option is granted or at the time it is exercised solely by reason of its exercise. If the optionee makes no disposition of the Common Stock so received within two years from the date the Incentive Option was granted and one year from the receipt of the Common Stock pursuant to the exercise of the Incentive Option, he or she will generally recognize capital gain or loss upon disposition of the Common Stock. Capital gains are subject to a maximum federal income tax rate of 20% if the Common Stock had been held for a period in excess of 12 months, and otherwise are subject to the same tax rates as are applicable to other income.

  While no ordinary income tax is recognized by an optionee on the exercise of an Incentive Option, the amount by which the fair market value of a share at the time of exercise exceeds the option exercise price is required to be included in the optionee's "alternative minimum taxable income" in the year the optionee exercises the Incentive Option. Currently, the maximum alternative minimum tax rate is 28%. If an optionee pays alternative minimum tax with respect to the exercise of an Incentive Option, the amount of such tax paid may be allowed as a credit against regular tax liability in subsequent years. The optionee's basis in the shares for purposes of the alternative minimum tax will also be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

  If the optionee disposes of Common Stock acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the Common Stock on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the Common Stock on the date of exercise generally will be treated as capital gain (subject to the maximum federal income tax rates determined by reference to the holding period of the Common Stock as noted above). A disqualifying disposition will include the use of Common Stock acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another Option prior to the satisfaction of the applicable holding period.

  The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

  Non-Qualified Options. The grant of a Non- Qualified Option under the Plan will not generally be subject to federal income tax. Upon exercise, however, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of Common Stock received on exercise of a Non-Qualified Option generally will be capital gain or loss (with the maximum federal income tax rate determined by reference to the holding period of the Common Stock as noted above).

  Upon exercise of a Non-Qualified Option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, under Section 162(m) of the Code (the "Million Dollar Cap"), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Company believes that all general requirements applicable to the Plan under the performance-based compensation rules have been met in order for specific Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the Plan will be administered so that all Non-Qualified Options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the Million Dollar Cap.

  Awards. If an Award is granted under the Plan, the recipient may or may not be subject to restrictions during a vesting period established with respect to the Award. If an Award is fully vested as of the date it is granted, the excess of the value of the shares transferred pursuant to the Award over the amount, if any, that the recipient is required to pay for the shares is treated as ordinary compensation income to the recipient, and will be a deductible compensation expense to the Company (subject to limitations on deductibility generally applicable to compensation payments). If the Award is subject to restrictions during a vesting period that are properly treated as constituting a "substantial risk of forfeiture" for federal income tax purposes, the recipient of an Award will generally include in his or her taxable income for federal income tax purposes the value of the shares over the amount, if any, paid for the shares, as of the dates the shares become vested. This income will be treated as ordinary compensation income in determining his or her tax liability for the relevant year (as explained below).

  In general, if property is transferred to an individual in connection with arrangements related to compensation for services provided by that individual, the excess of the fair market value of the property transferred over the purchase price paid for the property, if any, is treated as taxable compensation income (that is taxed as additional ordinary income). In the case of an Award granted for no purchase price, the full value of the shares transferred will be treated as compensation income of the grantee. This income must be recognized, absent an election under Section 83(b) of the Code, as explained below, at the time the shares cease to be subject to a "substantial risk of forfeiture."

  If shares transferred pursuant to an Award are subject to forfeiture on, for example, a termination of employment of the recipient prior to the date the shares "vest," that forfeiture possibility would normally be treated as constituting a substantial risk of forfeiture for these purposes. The recipient of such an Award would normally recognize the value of the shares granted as they become vested, taking into account the value not as of the date the Award was granted, but as of the vesting date of the shares. On a sale of the shares, the Award recipient would calculate his or her capital gain or loss by reference to the value of the shares on the vesting date, and would determine the character of the gain or loss as long or short term by measuring the holding period starting as of the vesting date.

  The recipient of an Award that is subject to vesting may, however, make an election under Section 83(b) of the Code. Such an election will cause the recipient to recognize an amount of ordinary income equal to the fair market value of the shares transferred as of the date the Award is granted (rather than as of the vesting date), and on a subsequent sale of those shares, the holding period would also be calculated by reference to the grant date rather than the vesting date. If the shares are subsequently forfeited, the employee will not be able to claim a loss under applicable tax rules (which only permit recognition of a loss if there has been a purchase price paid for the shares, and only to the extent of such purchase price).

  To make an election under Section 83(b) of the Code, a recipient of an Award that is subject to vesting must file the election no later than 30 days after the date of the Award. This is done by filing a written statement with the IRS office where the employee files his or her returns, and a copy with the Company. A copy of the filing must also be included in the participant's tax return for the year of the purchase. The 83(b) election statement must contain the following information: the name, address and taxpayer identification number of the taxpayer, a description of the shares received, the date of the Award and the taxable year for which the election is made, the nature of the restrictions on the shares, the fair market value of the shares as of the Award date, the purchase price paid for the shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under
Section 83(b) of the Code. A copy of the 83(b) election is also required to be filed along with the Award recipients federal income tax return for the year in which the Award was granted.

Accounting Consequences

  The current accounting treatment of Options selected by the Company provides that no amount is accrued as compensation and thus charged against earnings unless the Options were granted: (i) with an exercise price that is below the market price of the Common Stock subject to the Option or (ii) to consultants, advisors or other non-employees of the Company. In the former circumstance, the excess of such market price over the exercise price is fixed at the date of grant and is amortized, through a charge against earnings, over the period to which the compensation represented by the Options is deemed attributable. This is typically the vesting period of the Options. In the latter circumstance, the fair value of the Option is amortized, through a charge against earnings, over the period to which the compensation represented by the Option is deemed attributable.

The Employee Retirement Income Security Act of 1974

  The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

  The Board recommends a vote FOR Proposal 3.

                            EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to compensation paid or accrued by the Company for Fiscal 1999 to: (i) each person who served as Chief Executive Officer of the Company during Fiscal 1999; (ii) each other executive officer of the Company who was an executive officer on the last day of Fiscal 1999 and whose salary, bonus and commission for Fiscal 1999 exceeded $100,000 for all services rendered in all capacities to the Company; and (iii) two additional persons who would have been listed under section (ii) but for the fact that they were not executive officers of the Company on the last day of Fiscal 1999 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                             -----------------------
                                         ANNUAL COMPENSATION                         AWARDS
                                -------------------------------------------- -----------------------
                                                                             RESTRICTED   SECURITIES
   NAME AND PRINCIPAL    FISCAL                              OTHER ANNUAL       STOCK     UNDERLYING        ALL OTHER
        POSITION          YEAR  SALARY($)    BONUS($)     COMPENSATION($)(1) AWARD(S)($)  OPTIONS(#)    COMPENSATION($)(2)
   ------------------    ------ ---------    --------     ------------------ -----------  ----------    ------------------
John A. Fellows.........  1999   276,250     189,231(3)            --              --          --             1,849
 Chief Executive Officer  1998    14,808(4)    5,769           170,000(5)      200,000(6)  100,000 (7)           11

Noah S. Asher...........  1999   104,100(8)  104,000(9)            --              --       60,000(10)        1,829
 Chief Financial Officer
 and Executive Vice
 President
Robert Berwanger........  1999   234,969      95,000               --              --          --             3,640
 Executive Vice           1998   167,870       8,000               --              --       80,000              664
 President and Chief      1997    79,154(11)  50,000               --              --       10,000              --
 Operating Officer
Michael J. Scharff......  1999   153,616      64,000               --              --          --             6,822
 Executive Vice           1998   144,269      12,000               --              --       60,000            6,992
 President and Secretary  1997   125,500       7,832               --              --          --             6,783
Paul J. Burkitt.........  1999   122,308(12) 105,494(13)           --              --       60,000(14)        1,828
 Senior Vice President-
 Sales and Marketing

--------
(1) During Fiscal 1997, 1998 and 1999, certain individuals in this table received personal benefits not reflected for such years in the respective amounts set forth for such individuals, the dollar value of which did not for any of such individuals exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individuals for such year.

(2) Represents the amount in premiums paid by the Company with respect to a life insurance plan for the benefit of the referenced officer and the amount contributed by the Company to the 401(k) account of the referenced officer.

(3) Includes $69,231 paid to Mr. Fellows in connection with his joining the Company as Chief Executive Officer in September 1998.

(4) Mr. Fellows joined the Company in September 1998.

(5) Consists of a reimbursement for relocation expenses and related Federal income tax obligations.

(6) Pursuant to the terms of Mr. Fellow's employment agreement, he was granted a total of 100,000 shares of the Company's restricted Common Stock. The value of such shares was $387,500 on September 30, 1999, the last day of the Company's last completed fiscal year. The shares vest at a rate of 20,000 shares per year on each of September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002 and September 8, 2003. No dividends will be paid on these shares.

(7) Mr. Fellows was granted options to purchase 100,000 shares of the Company's Common Stock in connection with his joining the Company as Chief Executive Officer in September 1998. Mr. Fellows' interest in such options will vest at a rate of 25% per year he remains employed with the Company.

(8) Mr. Asher joined the Company in February 1999.

(9) Includes a $20,000 signing bonus paid to Mr. Asher upon his joining the Company as Chief Financial Officer and Executive Vice President in February 1999.

(10) Mr. Asher was granted options to purchase 60,000 shares of the Company's Common Stock in connection with his joining the Company as Chief Financial Officer in February 1999. Mr. Asher's interest in such options will vest at a rate of 25% per year he remains employed with the Company.

(11) Mr. Berwanger joined the Company in March 1997.

(12) Mr. Burkitt joined the Company as Vice President--Sales and Marketing in February 1999.

(13) Includes a $32,494 signing bonus paid to Mr. Burkitt upon his joining the Company as Vice President--Sales and Marketing in February 1999.

(14) Mr. Burkitt was granted options to purchase 60,000 shares of the Company's Common Stock in connection with his joining the Company as Senior Vice President--Sales and Marketing in February 1999. Mr. Burkitt's interest in such options will vest at a rate of 25% per year he remains employed with the Company.

Stock Option Exercises and Holdings

The following table shows the number of options granted to the Company's Named Executive Officers during Fiscal 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   Potentially
                                                                   Realizable
                                                                    Value At
                                                                  Assumed Rates
                                                                 of Stock Price
                                                                  Appreciation
                                                                   for Option
                                  Individual Grants                  Term(1)
                     ------------------------------------------- ---------------
                     Number of   % of Total
                     Securities   Options    Exercise             At 5%  At 10%
                     Underlying  Granted to   Price              Annual  Annual
                      Options   Employees In   per    Expiration Growth  Growth
       Name           Granted   Fiscal Year  Share($)    Date    Rate($) Rate($)
       ----          ---------- ------------ -------- ---------- ------- -------
Noah S. Asher(2)...    60,000       15.7%      2.00    2/24/09   75,467  191,250
Paul J. Burkitt(2).    60,000       15.7%      2.00    2/24/09   75,467  191,250

--------
(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future growth of the price of the Common Stock.

(2) The options vest and become exercisable at a rate of 25% per year the officer remains employed with the Company.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                        Number of Securities
                       Underlying Unexercised    Value of Unexercised In-The-
                            Options as of             Money Options as of
                         September 30, 1999          September 30, 1999(1)
                      ------------------------- -------------------------------
                      Exercisable Unexercisable Exercisable($) Unexercisable($)
                      ----------- ------------- -------------- ----------------
Name
----
John A. Fellows......   25,000       75,000         46,875         140,625
Noah S. Asher........      --        60,000            --          112,500
Robert M. Berwanger..   20,000       60,000          3,750          11,250
Michael J. Scharff...   15,000       45,000          2,813           8,437
Paul J. Burkitt......      --        60,000            --          112,500

--------
(1) The closing price of the Company's Common Stock on the Nasdaq Stock Market's National Market on September 30, 1999 was $3.875 per share.

Employment Agreements

  The Company entered into an employment agreement with John A. Fellows in September 1998 providing for Mr. Fellows' employment as Chief Executive Officer of the Company. Under the terms of the employment agreement, Mr. Fellows is to be paid a base salary of $275,000 per annum for the first year of his employment, $300,000 per annum for the second year of his employment and $325,000 per annum for the third year of his employment with the Company. Annual increases thereafter will be determined by the Board. The employment agreement entitles Mr. Fellows to a $75,000 signing bonus, payable in 12 consecutive monthly installments provided Mr. Fellows remains employed with the Company at the time each installment is to be paid, an annual bonus in the range of $75,000 to $100,000 at the discretion of the Board and a relocation expense reimbursement totaling $170,000. Pursuant to the terms of the employment agreement, Mr. Fellows was granted 100,000 shares of restricted Common Stock. The restricted Common Stock vests at a rate of 20,000 shares on each of September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002 and September 8, 2003, provided he remains employed with the Company on such dates. The employment agreement also provided for a grant to Mr. Fellows of an option to acquire 100,000 shares of Common Stock which vests in four annual installments of 25,000 each, commencing on September 8, 1999, provided Mr. Fellows remains employed with the Company. In addition, in the event Mr. Fellows' employment is terminated without cause (as defined in the employment agreement), the Company is obligated to continue to pay Mr. Fellows' base salary (at the then-applicable rate) for a period of 18 months following such termination, so long as Mr. Fellows executes and does not revoke a separation agreement and general release agreement acceptable to the Company. The employment agreement also contains provisions regarding the protection of confidential information from the date of the agreement and for a period of five years following the cessation of Mr. Fellows' employment within the Company. The employment agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until the second anniversary of the termination of Mr. Fellows' employment with the Company.

  The Company entered into an employment agreement with Noah S. Asher in February 1999 providing for Mr. Asher's employment as Chief Financial Officer and Executive Vice President of the Company. Under the terms of the employment agreement, Mr. Asher is to be paid a base salary of $170,000 per annum until October, 1999, $185,000 per annum until October 2000, and $200,000 per annum beginning in October 2000. Annual increases thereafter will be determined by the Board. The employment agreement entitles Mr. Asher to a $20,000 signing bonus, an annual bonus in the range of $60,000 to $90,000, as determined by the Company's management and a relocation expense reimbursement which totaled $1,084. Pursuant to the terms of the employment agreement, Mr. Asher was granted an option to acquire 60,000 shares of Common Stock which vests in four equal annual installments, commencing on February 24, 2000, provided Mr. Asher remains employed with the Company. In addition, in the event Mr. Asher's employment is terminated without cause (as defined in the employment agreement), the Company is obligated to continue to pay Mr. Asher's base salary (at the then-applicable rate) for a period of six months following such termination, so long as Mr. Asher executes and does not revoke a separation agreement and general release agreement acceptable to the Company. The employment agreement also contains provisions regarding the protection of confidential information from the date of the agreement and for a period of five years following the cessation of Mr. Asher's employment with the Company. The employment agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until the six month anniversary of the termination of Mr. Asher's employment with the Company.

  The Company entered into an employment agreement with Paul J. Burkitt in February 1999 providing for Mr. Burkitt's employment as Senior Vice President--Sales and Marketing of the Company. Under the terms of the employment agreement, Mr. Burkitt is to be paid a base salary of $200,000 per annum until September 2000. Annual increases thereafter will be determined by the Company's management. The employment agreement entitles Mr. Burkitt to a $20,000 signing bonus, net of taxes and an annual bonus compensation target of $100,000, based upon performance goals set by management, prorated for Fiscal 1999. Pursuant to the terms of the employment agreement, Mr. Burkitt was granted an option to acquire 60,000 shares of Common Stock which vests in four equal annual installments, commencing on February 24, 2000, provided Mr. Burkitt remains employed with the Company.

  In March 1998, the Company entered into an employment agreement with Robert
M. Berwanger in connection with the selection of Mr. Berwanger as the Company's Chief Operating Officer, which was subsequently amended in August 1998. The initial term of the agreement is to expire on April 1, 2002; however, either the Company or Mr. Berwanger can terminate this employment for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Berwanger is to be paid an annual salary of $225,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. The employment agreement also entitles Mr. Berwanger to receive an annual bonus in an amount to be determined in the discretion of the Board. If the Company terminates Mr. Berwanger's employment without cause (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if Mr. Berwanger's employment is terminated within three months before or six months after a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger a lump sum equal to 100% of the base salary otherwise payable during the 17 months following termination (initially $318,750) and to continue to pay 100% of fringe benefits for a period of 17 months following termination. If the Company terminates Mr. Berwanger's employment for cause or upon his death or disability, or if Mr. Berwanger voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Berwanger any amounts in compensation other than amounts that accrued prior to such termination. Mr. Berwanger's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

  In August 1998, the Company entered into an employment agreement with Michael Scharff providing for Mr. Scharff's employment as Executive Vice President. The initial term of the agreement is to expire on August 31, 2002; however, either the Company or Mr. Scharff can terminate this employment agreement for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Scharff is to be paid an annual salary of $150,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. The employment agreement also entitles Mr. Scharff to receive an annual bonus, which amount is to be determined in the discretion of the Board. If the Company terminates Mr. Scharff's employment without cause (as defined in his employment agreement), the Company is obligated to pay

Mr. Scharff 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if there is a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Scharff a lump sum bonus of $50,000 in addition to any salary, annual bonus severance or other compensation he would otherwise be entitled to under his employment agreement. If the Company terminates Mr. Scharff's employment for cause or upon his death or disability, or if Mr. Scharff voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Scharff any amounts in compensation other than amounts that accrued prior to such termination. Mr. Scharff's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

Compensation Committee Interlocks and Insider Participation

  Mr. Neems and Mr. Hollin, both Directors and members of the Compensation Committee, are Managing Directors of Advanta Partners. Since the Company's recapitalization in May 1996, Advanta Partners has provided consulting services to the Company pursuant to a consulting agreement and will receive annual fees of $50,000 through May 24, 2001. Advanta Partners owns substantial equity interests in one other teleservices company.

  The Company has entered into a joint venture with Advanta Partners to form a new entity called 365biz.com LP ("365biz.com"). 365biz.com will provide Web design, hosting and membership services to small and medium sized businesses. Additionally, 365biz.com will provide a variety of online options and features including Internet access, e-mail accounts, search engine posting and e-commerce related services. The venture was launched in response to the growing demand for flexible and inexpensive Web solutions. The Company is committed to provide the joint venture capital funding of $922,000, of which $466,000 has been provided as of September 30, 1999. The remaining commitment is expected to be paid in the year ending September 30, 2000. In addition, the Company will extend up to $1,000,000 of normal trade credit for services the Company is expected to provide to the joint venture. Advanta Partners has committed to provide to the joint venture capital funding of $2,000,000. The commitment is expected to be paid in the year ending September 30, 2000. The Company owns a 49.5% interest in the venture. Advanta Partners owns a 50.5% interest in the venture. Mr. Neems and Mr. Hollin are Managing Directors of Advanta Partners.

  Mr. Hollin is a director of BrandDirect Marketing Inc. ("BrandDirect"), a customer of the Company. Advanta Partners currently owns approximately 8% of the outstanding capital stock of BrandDirect on a fully diluted basis. During Fiscal 1999, BrandDirect accounted for 33.7% of the Company's revenues and 38.4% of the Company's accounts receivable as of September 30, 1999. All transactions between the Company and BrandDirect were negotiated at arms length and on terms substantially similar to those with other customers of the Company that are similarly situated.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board consists entirely of Directors who are not employees of the Company. The Committee is currently comprised of Messrs. Hollin, Neems, Kurtz and Madigan. The Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are and will continue to be structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee will review and evaluate information supplied by management and will base decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation.

Salary

  Mr. Fellows' compensation for serving as Chief Executive Officer of the Company, including salary, bonuses and benefits, are and will be governed by the terms of his employment agreement with the Company. See "Executive Compensation--Employment Agreements" set forth above in this Proxy Statement.

  In addition to Mr. Fellows, salaries and bonuses paid to Mr. Asher, Mr. Berwanger, Mr. Scharff and Mr. Burkitt are and will be governed by the terms of their employment agreements with the Company. See "Executive Compensation-- Employment Agreements" set forth above in this Proxy Statement. Salaries will continue to be set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believes are important to the continued success of the Company. While the decisions are primarily subjective rather than based on formulas, the Compensation Committee considers various measures of the financial condition of the Company in absolute terms and in relation to internal performance goals.

Incentive Compensation

  The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary considerations, the decisions regarding incentive compensation, which may take the form of cash bonuses or grants of stock options, are based on both corporate and individual performance. Decisions are made on a subjective basis and are not based on formulas.

1997 Executive Bonus Plan

  In February 1997, the Company adopted an executive compensation plan for the purpose of fairly compensating all executives of the Company. The bonus plan is based upon the Company meeting certain financial and operating performance targets. The performance targets include billable hour levels, earnings per share and net profits. Bonuses are calculated as a certain percentage of each executive's base salary and range from 0% to 50% of an executive's base salary. In Fiscal 1999, the Company paid $69,231 of the $75,000 signing bonus Mr. Fellows is entitled to under his employment agreement. In Fiscal 1999, the Company paid a $20,000 signing bonus to each of Mr. Asher and Mr. Burkitt. The annual bonus paid to each of Mr. Fellows, Mr. Asher, Mr. Berwanger, Mr. Scharff, and Mr. Burkitt for Fiscal 1999 ranged between 36.5% to 45.1% of the relevant officer's base salary.

Summary

  As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company's financial performance and increase the Company's value to shareholders.

                            COMPENSATION COMMITTEE:

          Mitchell L. Hollin  Gary H. Neems
          Herbert Kurtz       David P. Madigan

January 27, 2000

                         REPORT OF THE ADMINISTRATIVE
                      COMMITTEE OF THE BOARD OF DIRECTORS

Incentive Compensation

  Decisions regarding incentive compensation, which may take the form of grants of stock options, are based on both corporate and individual performance. The Administrative Committee is responsible for granting options to executive officers and other employees of the Company under the 1996 Stock Incentive Plan. Incentive compensation paid to the executive officers during Fiscal 1999 was in the form of both cash bonuses and grants of stock options. During Fiscal 1999, the Administrative Committee granted to Noah Asher options to acquire 60,000 shares of Common Stock at $2.00 per share in connection with the employment of Mr. Asher as Chief Financial Officer and Executive Vice President of the Company in February 1999. During Fiscal 1999, the Administrative Committee granted to Paul Burkitt options to acquire 60,000 shares of Common Stock at $2.00 per share in connection with the employment of Mr. Burkitt as Senior Vice President--Sales and Marketing of the Company in February 1999. The Administrative Committee believes that these actions will provide certain stock incentives to these officers in future years.

                           ADMINISTRATIVE COMMITTEE:

          Herbert Kurtz                              David P. Madigan

January 27, 2000

Stock Performance Graph

  The following performance graph compares the cumulative shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index and an index of peer group companies consisting of teleservices companies for the period from September 19, 1996 to September 30, 1999. This peer group is one with which the management believes the Company to be most aligned. The graph assumes that $100 was invested in the Company's Common Stock and each index on September 19, 1996 and that any dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              FROM SEPTEMBER 19, 1996 TO SEPTEMBER 30, 1999 AMONG
              RMH TELESERVICES, INC., STANDARD & POOR'S 500 INDEX
                             AND A PEER INDEX (1)




                                         9/19/96 9/30/96 9/30/97 9/30/98 9/30/99
                                         ------- ------- ------- ------- -------
RMH Teleservices, Inc...................  $100    $118    $ 73    $ 20    $ 31
Peer Index..............................  $100    $ 95    $ 31    $ 18    $ 23
S&P 500.................................  $100    $101    $141    $154    $197

--------
(1) The Peer Index includes the common stock of the following companies: APAC TeleServices, Inc.; ICT Group, Inc., Precision Response Corp.; SITEL Corporation; Telespectrum Worldwide Inc.; Teletech Holdings Inc.; and West Teleservices Corp.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act and the regulations thereunder require the Company's Directors and executive officers, and persons who own more than ten percent of its outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, Directors and ten percent shareholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from October 1, 1998 through September 30, 1999, all applicable Section 16(a) filing requirements were complied with.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On May 24, 1996, the Company completed its recapitalization (the "Recapitalization") as provided under the terms of a Recapitalization and Stock Purchase Agreement (the "Recapitalization Agreement"). In connection with the Recapitalization, the Founders, on the one hand, and Advanta Partners, Glengar and the Company, on the other hand, agreed to indemnify each other against any loss suffered by the indemnified parties related to the breach of any representation or warranty or non-fulfillment of any covenant or agreement set forth in the Recapitalization Agreement. The indemnification obligations apply only if the indemnifiable losses exceed $100,000 and are limited to an aggregate of $4.6 million (except for losses resulting from breaches by the Founders of representations, warranties and covenants with respect to tax matters). The representations and warranties expired on May 24, 1998, except for those made by the Founders regarding taxes, which survive until the expiration of applicable statutes of limitations.

  On December 14, 1999, the Company loaned $84,800 to John Fellows, Chief Executive Officer of the Company (the "Loan"). Interest on the Loan accrues at an annual rate of 7% and is due and payable annually, on January 1 of each year, commencing on January 1, 2001. The principal balance of the Loan and all accrued and unpaid interest thereon is due and payable in full on the earlier to occur of (i) December 14, 2004 or (ii) the date on which Mr. Fellows' employment with the Company is terminated. Mr. Fellows obligations with respect to the Loan are secured by 100,000 shares of restricted Common Stock owned by Mr. Fellows, including all substitutions and replacements therefor.

  During Fiscal 1999, the Company entered into a joint venture with Advanta Partners to form a new entity called 365biz.com LP. See "Compensation Committee Interlocks and Insider Participation." Mr. Hollin is a director of BrandDirect, a customer of the Company. Advanta Partners currently owns approximately 8% of the outstanding capital stock of BrandDirect on a fully diluted basis. See "Compensation Committee Interlocks and Insider Participation."

                              GENERAL INFORMATION

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL J. SCHARFF, EXECUTIVE VICE PRESIDENT, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2001 Annual of Meeting of Shareholders must be received by the Company no later than September 22, 2000 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be considered for inclusion in the Company's Proxy Statement.

  A shareholder of the Company may wish to have a proposal presented at the 2001 Annual Meeting of Shareholders, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this Proxy Statement by December 6, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                     By Order of the Board of Directors

                                     Michael J. Scharff
                                     Secretary

January 28, 2000

                                                                     Appendix A

                            RMH Teleservices, Inc.

                           1996 STOCK INCENTIVE PLAN

                Amended and Restated Effective January 18, 2000

  1. Purpose. RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), hereby adopts this amended and restated RMH Teleservices, Inc. 1996 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, no par value (the "Common Stock"), and through the transfer or issuance of Common Stock. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

  2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)"Act" means the Securities Act of 1933.

(b)"Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of
Section 424(e) or (f) of the Code.

(c)"Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan.

(d)"Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

(e)"Board of Directors" means the Board of Directors of the Company.

(f)"Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

(g)"Code" means the Internal Revenue Code of 1986, as amended.

(h)"Committee" shall have the meaning set forth in Section 3 of the Plan.

(i)"Common Stock" shall have the meaning set forth in Section 1 of the Plan.

(j)"Company" means RMH Teleservices, Inc., a Pennsylvania corporation.

(k)"Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

(l)"Employee" means an employee of the Company or an Affiliate.

(m)"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)"Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

(o)"Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

(p)"ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

(q)"Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee" of the Company within the meaning of Rule 16b-3.

(r)"Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

(s)"Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

(t)"Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(u)"Option Document" means the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

(v)"Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

(w)"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

(x)"SAR" shall have the meaning set forth in Section 11 of the Plan.

(y)"Section 16 Officers" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule.

(z)"Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

3. Administration of the Plan. The Board of Directors may administer the Plan itself or may designate a committee or committees which may be composed of two or more of Non-Employee Directors or of such other persons as may be designated for such purpose by the Board of Directors, to operate and administer the Plan with respect to all or any designated portion of the participants. Any such committee designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

(a)Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

(b)Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member's duty of loyalty to the Company, an Affiliate, or the Company's shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under applicable law, and (iv) any transaction from which the member derived an improper personal benefit.

(c)Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

(d)Interpretation. The Committee shall have the power and authority to interpret the Plan and to adopt rules and regulations for its administration that are not inconsistent with the express terms of the Plan. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

  4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

  5. Eligibility. All Employees, members of the Board of Directors and consultants and advisors to the Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities; provided, however, that the limitation contained in this sentence shall not apply to the extent that the inapplicability of such limitation will not disqualify the Common Stock from being eligible for registration on Form S-8 (or any successor form) under the Act. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee.

  6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is One Million Four Hundred Fifty Thousand ($1,450,000). The number of Shares which may be issued under the Plan shall be further subject to adjustment in accordance with
Section 10. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

  7. Term of the Plan. The Plan, as amended and restated herein, is effective as of January 18, 2000, the date on which it was adopted by the Board of Directors, subject to the approval of this Plan, as amended, within one year after such date by the shareholders in the manner required by state law. If the Plan, as amended, is not so approved by the shareholders, the Plan, as in effect prior to this amendment and restatement, shall remain in full force and effect without change. No ISO may be granted under the Plan on or after August 19, 2006.

  8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of the Company for more than one hundred thousand (100,000) Shares (such number to be subject to adjustment in accordance with Section 10).

(b)Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market, Fair Market Value shall be determined in good faith by the Committee.

(c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and (unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board) of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d)Medium of Payment. Subject to the terms of the applicable Option Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by
Section 11. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent
(i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

(e)Termination of Options.

(i) No Option shall be exercisable after the first to occur of the following:

(A) Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

(B) Except to the extent otherwise provided in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the Optionee's employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

(C) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

(D) The occurrence of such other event or events as may be set forth in the Option Document as causing an accelerated expiration of the Option; or

(E) Except as otherwise set forth in the Option Document and subject to the foregoing provisions of this Subsection 8(e), three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee's Disability or death. With respect to this Subsection 8(e)(i)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

(ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

(iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

(f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution except as otherwise set forth in the Option Document or to the extent that the Committee otherwise determines.

(g)Limitation on ISO Grants. To the extent that the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISO's under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISO's shall, to the extent of such excess, be treated as Non-qualified Stock Options.

(h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent if such amendment is not favorable to the Optionee or Award holder, or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option, except that the consent of the

Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 9 of the Plan, as applicable.

9. Change of Control. In the event of a Change of Control, the Committee may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, or (b) the exercisability of the Option. Notwithstanding the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan will become automatically exercisable in full but only with respect to those Optionees who, in the good faith determination of the Board of Directors, are likely to have their relationship with the Company or any Affiliate of the Company terminated (including constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change of Control.

A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

(i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any "person" (as hereinabove defined) who, on the date the Plan is effective, shall have been the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) is or becomes the "beneficial owner" (as hereinabove defined), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

(ii) during any period of not more than two consecutive years (not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" (as hereinabove defined) who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 9) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) (other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" (as hereinabove defined) of or have voting control over shares of capital stock of the Company possessing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities;

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); or

(v) a "change of control" as hereinafter defined by the Board of Directors for the express purposes of this Plan has occurred.

10. Adjustments on Changes in Capitalization.

(a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation or other legal entity, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of Shares covered by his or her Option.

(b) Any adjustment under this Section 10 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

(c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

11. Stock Appreciation Rights (SARs).

(a) In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to an Optionee the right to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in section 8(b) as of the date the SARs are exercised) over the exercise price to acquire such shares (which right shall be referred to as an "SAR"). Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with subsection 11(c) below and set forth in the Option Document, either in shares of Common Stock or in cash or in any combination thereof.

(b) Grant. Each SAR shall relate to a specific Option granted under the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Document pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Document pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

(c) Payment. The Committee shall have sole discretion to determine whether payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares of Common Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under section 8(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each share to which such exercise relates an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price for shares covered by the related Option.

(d) Limitations. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised.

12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee may from time to time require which are not inconsistent with the terms of the Plan.

(a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

(b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

(c) Grant. In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under
Section 8.

(d) Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or an officer of the Company until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement, distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

(e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, if any, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him or her to the Company.

(f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

13. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which

Options may be granted without obtaining approval, within twelve months before or after such action, by the shareholders in the manner required by state law. Notwithstanding anything herein to the contrary, the Committee may, at its sole discretion, amend the Plan and any outstanding Option or Award to (i) eliminate any provision it determines is no longer required to comply with Rule 16b-3 as a result of revisions to Rule 16b-3 which are generally effective after the date the Plan is effective or (ii) provide the holder of the Option or Award an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder.

14. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee, consultant or advisor of the Company or any Affiliate, as a member of the Board of Directors or in any other capacity.

15. Withholding of Taxes. In connection with any event relating to an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in
Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

                             RMH TELESERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of RMH Teleservices, Inc. (the "Company") hereby appoints Herbert Kurtz and John A. Fellows and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders of the Company to be held at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010, on Thursday, March 2, 2000, at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

  Unless otherwise specified, all shares will be voted "FOR" the election of all nominees for director of the Board of Directors, "FOR" the approval of Arthur Andersen LLP as the company's independent public accountants for the current fiscal year ending September 30, 2000 and "FOR" the approval of the proposal to amend the Company's 1996 Stock Incentive Plan (the "Plan") to increase the number of shares available for grants under the plan from 950,000 to 1,450,000. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                           [_] Mark here for address change and note on reverse.

                     (Please sign and date on reverse side)

[X] Please mark your votes as in this example.
1. Election of Directors:

                Mitchell L. Hollin,      INSTRUCTIONS: To withhold
                 David P. Madigan        authority to vote for any
  FOR all            AUTHORITY           individual nominee, write
  nominees [_]       WITHHELD            that nominee's name on the
                     (to vote all        line provided below.
                     nominees) [_]
                                         --------------------------------------
2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.
  FOR [_]     AGAINST [_]  ABSTAIN [_]

3. The Proposal to amend the Company's   The undersigned hereby revokes all
 1996 Stock Incentive Plan (the          previous proxies for the meeting and
 "Plan") to increase the number of       acknowledges receipt of the Notice of
 shares available for grants under the   Annual Meeting, Proxy Statement and
 Plan from 950,000 to 1,450,000.         Annual Report of RMH Teleservices,
                                         Inc.

  FOR [_]     AGAINST [_]  ABSTAIN [_]
                                         -------------------  ---------
                                                Signature(s)     Date
                                         NOTE: Please sign this Proxy exactly
                                         as name(s) appears in address. When
                                         signing as attorney-in-fact,
                                         executor, administrator, trustee or
                                         guardian, please add your titles as
                                         such and, if the signer is a
                                         corporation, please sign with full
                                         corporate name by duly authorized
                                         officer or officers and affix the
                                         corporate seal. Where stock is issued
                                         in the name of two or more persons,
                                         all such persons should sign.

  IMPORTANT--PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.